UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2018

Sienna Biopharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38155	27-3364627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30699 Russell Ranch Road, Suite 140

Westlake Village, CA 91362

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (818) 629-2256

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On January 29, 2018, the Board of Directors (the “Board”) of Sienna Biopharmaceuticals, Inc. (the “Company”), upon recommendation of the Compensation Committee of the Board (the “Committee”), following the Committee’s review and analysis of market data from various comparable companies, approved 2018 annual base salaries and bonus targets for the Company’s President and Chief Executive Officer and certain other of its named executive officers, as set forth below:

Name and Current Position	2018 Salary Increase	2018 Base Salary	2018 Bonus Target

Frederick C. Beddingfield III, M.D., Ph.D., President and Chief Executive Officer	$93,000	$508,000	50%

Paul F. Lizzul M.D., Ph.D., Chief Medical Officer	$55,000	$330,000	35%

Diane Stroehmann, M.S., R.A.C., Chief of Staff, Head of Regulatory Affairs and Quality	$54,000	$324,000	35%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2018	Sienna Biopharmaceuticals, Inc. (Registrant)

	By:	/s/ Timothy K. Andrews
	Name:	Timothy K. Andrews
	Title:	General Counsel and Secretary